COMMERCIAL PROMISSORY NOTE

Borrower: Infinium Labs Inc., a Delaware corporation

Effective Date: June ___, 2004

$ 1,500,000.00

Borrower promises to pay to the order of **Video Associates, L.L.C., a Florida limited liability company** (which together with its successors and assigns is called "Lender") at 240 S. Pineapple Avenue, 10th floor, Sarasota, FL 34236, the following:

The principal sum of One Million Five Hundred Thousand and No/100 Dollars ($1,500,000.00) together with interest on such amount thereof as may be advanced from time to time is due on the dates described below:

INTEREST RATE

The outstanding principal balance of this Note shall bear interest at the following per annum rate, to wit:

fifteen percent (15.0%)

The rate of interest shall be computed daily on the outstanding principal balance of this Note. Interest shall be payable monthly in arrears, and shall be computed on the basis of a 360-day year for actual days elapsed, and will commence accruing on the date of disbursement of funds to the Borrower.

PAYMENTS

Principal and interest payments shall be made in the following manner:

Monthly installments of interest only shall be due an payable in arrears, commencing one month from the Effective Date hereof, until the earlier of the following: (i) twelve (12) months from the Effective Date hereof; or (ii) within sixty (60) days following the completion of the registration of the common stock of the Lender pursuant to form SB-2 filed with the Securities and Exchange Commission (the "Registration"), at which time all outstanding principal and accrued interest, if any, shall be due and payable in full. Notwithstanding the foregoing to the contrary, Borrower shall make a principal reduction on this Note in the amount of Seven Hundred Fifty Thousand and No/100 Dollars (S750,000.00) within thirty (30) days of the Registration.

The disbursement of loan funds hereof shall be utilized for the purposes, and be subject to the limitations, set forth in that certain Financing Agreement entered into by and between Borrower and Lender, on even date herewith (the "Financing Agreement"), the terms and provisions of which are incorporated herein by reference.

COLLATERAL

This Note is secured and evidenced by, *inter alia,* the following specific collateral: All of that real and personal property as described in that certain Mortgage and Security Agreement to be executed and delivered by Timothy Roberts to Lender of even date herewith and that certain Collateral Assignment of Interest in Lease Agreement between Borrower and Theater Associates II, Ltd., a Florida limited partnership, of even date herewith, and that certain Security Agreement to be executed by Borrower and give to Lender of even date herewith. The obligation of each party liable under this Note may be enforced in any action to foreclose said Mortgage and Security Agreement, Collateral Assignment of Interest in Lease Agreement, Security Agreement, or by separate action hereon.

In the event of a default under that certain Promissory Note given by Timothy Roberts dated April 15, 2004 in the original principal amount of Three Hundred Thousand and No/100 Dollars ($300,000.00) in favor of Daniel Kane, as Trustee for the Daniel Kane Revocable Trust under Agreement dated April 6, 1989; Stanley B. Kane, as Trustee for the Stanley B. Kane Revocable Trust under Agreement dated March 14, 1989, and Northern Trust Bank of Florida N.A., as Trustee for the David S. Band Rollover IRA u/a dated 2/18/92 (the "Roberts Note"); or the Mortgage and Security Agreement or any other loan document executed and delivered in conjunction with the Roberts Note, such default shall constitute a default hereunder, and in such event the entire principal balance evidenced hereby together with all accrued interest hereon shall become immediately due and payable in full.

In the event of a default under this Note, the Mortgage and Security Agreement, or the Financing Agreement referenced above (expressly excluding the Collateral Assignment of Interest in Lease Agreement), such default shall constitute a default under the Roberts Note, and in such event the entire principal balance evidenced by the Roberts Note, together with all accrued interest thereon shall become immediately due and payable in full.

DEFAULT/DEFAULT INTEREST

If this Note is not payable on demand, Lender may declare it immediately due and payable upon the occurrence of any of the following Events of Default: (i) when permitted under any security agreement or mortgage now or hereafter in effect securing payment hereof; or (ii) failure or omission of Maker to pay when due the Note (or any installment of principal or interest thereunder), upon not less than five (5) days written notice from Lender to Maker; or (iii) upon any default or Event of Default under the Financing Agreement and related loan documents executed and delivered by Borrower to Lender of even date herewith in connection with this Note or (iv) upon an event of default in any of the aforementioned collateral, or (v) the insolvency, bankruptcy, dissolution, death or incompetency of any Borrower, endorser or guarantor hereof. After maturity, whether by acceleration or otherwise, this Note shall bear interest at the highest rate allowed by law.

Any default by Borrower under any loan now existing or hereafter created with Lender shall be an event of default under this Note, and any default by Borrower under this Note shall constitute a default by Borrower under any loan now existing or hereafter created with Lender.

Notwithstanding anything herein to the contrary, the interest rate applicable to this Note shall at no time exceed the maximum rate permitted by applicable law whether now or hereafter in effect. All payments made hereunder shall be applied first to accrued interest then due and owing; next to amounts expended by Lender to cure any defaults under this Note, the Mortgage and Security Agreement referenced hereinabove, or any other loan documents executed in connection herewith; next charges, costs, expenses or attorneys' fees and paralegals' fees then due and payable to Lender under the Note, the Mortgage and Security Agreement or any other loan documents executed in connection herewith; and the balance, if any, to principal.

LATE CHARGES

If any payment hereunder (other than the final balloon payment) is not made within ten (10) days from its original due date, the undersigned shall pay to Lender a late charge equal to five percent (5%) of the delinquent payment. If Borrower has not filed an SB-2 Registration with the Securities and Exchange Commission on or before June 15, 2004, Borrower shall deliver to Lender either: (i) Seventy-five thousand Dollars ($75,000); or (ii) Seventy-five thousand (75,000) shares of stock of the Borrower that shall be included in the SB-2 Registration, as determined by Lender in Lender's sole and absolute discretion. Lender shall inform Borrower of the method of payment, no later than seventy-five (75) days following June 23, 2004, and payment shall be due no later than fifteen days (15) thereafter.

GENERAL TERMS

This Note may be prepaid, in whole or in part, at any time without penalty.

Time is of the essence hereto.

Each Borrower, endorser and guarantor, jointly and severally; (i) promises to pay all collection costs, including a reasonable attorneys fee (which said term shall be inclusive of attorneys and paralegals fees), whether incurred in connection with collection, trial, appeal or otherwise; (ii) waives presentment, demand, notice of dishonor and protest; and (iii) gives the Lender a security interest in any funds or other assets from time to time on deposit with or in possession of the Lender, and the Lender may, at any time, set off the indebtedness evidenced by this Note against any such funds or other assets. In addition to any specific collateral listed herein, this Note is also secured by all collateral covered by any security agreement which by its terms covers this Note.

Lender has the right to accept partial payments after default and acceleration without waiving the acceleration. In the event Lender elects to renew this Note either as an alternative to accelerating the balance of this indebtedness, or prior to such acceleration, Borrower shall pay all costs and expenses incurred by Lender in connection with such renewal.

Borrower, its successors and assigns, indemnify and agree to defend and hold Lender harmless against Florida documentary stamp and intangible taxes, if any, imposed upon Lender by virtue of its acceptance or ownership of this Note, and as from time to time further modified and restated, including any penalties, interest, and attorney's fees secured by the Collateral, and bear interest at the default rate

provided in this Note from the date advanced by Lender until paid by Borrower. The provisions of this paragraph shall survive the repayment of this Note and the indebtedness evidenced thereby, and shall continue for so long as a claim may be asserted by the State of Florida or any of its agencies.

LENDER AND BORROWER, UPON EXECUTION AND ACCEPTANCE HEREOF, HEREBY EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS PROMISSORY NOTE AND/OR ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF LENDER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER MAKING THE LOAN EVIDENCED BY THIS NOTE.

Infinium Labs Inc., a Delaware Corporation

(corp. seal)

By: ______________________________
Timothy M. Roberts, as its President

Timothy Roberts, on this ___ day of June, 2004, hereby joins in this Promissory Note for the purpose of consenting to the cross-default and cross-collateralization set forth herein.

By: ______________________________
Timothy M. Roberts, individually